SUB-ITEM 77Q1(a)

                      INVESCO COUNSELOR SERIES FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         INVESCO COUNSELOR SERIES FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on May 8, 2002, voted to supplement the Articles of Incorporation of the Company, to approve the removal of INVESCO Global Growth Fund and INVESCO Mid-Cap Growth Fund, and to re-designate the classes of shares of the Company's Common Stock. This supplement is limited to changes expressly authorized by Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

         SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was four billion (4,000,000,000) shares, $.01 par value per share, having an aggregate par value of forty million dollars ($40,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

  INVESCO Advantage Fund - Class A                                  200,000,000
  INVESCO Advantage Fund - Class B                                  200,000,000
  INVESCO Advantage Fund - Class C                                  200,000,000

  INVESCO Global Growth Fund - Class A                              200,000,000
  INVESCO Global Growth Fund - Class B                              200,000,000
  INVESCO Global Growth Fund - Class C                              200,000,000

  INVESCO Advantage Global Health Sciences Fund - Class A           200,000,000
  INVESCO Advantage Global Health Sciences Fund - Class B           200,000,000
  INVESCO Advantage Global Health Sciences Fund - Class C           200,000,000

  INVESCO Advantage Technology/Telecommunications Fund - Class A    200,000,000
  INVESCO Advantage Technology/Telecommunications Fund - Class B    200,000,000
  INVESCO Advantage Technology/Telecommunications Fund - Class C    200,000,000

  INVESCO Mid-Cap Growth Fund - Institutional Class                 200,000,000
  INVESCO Mid-Cap Growth Fund - Investor Class                      200,000,000
  INVESCO Mid-Cap Growth Fund - Class A                             200,000,000
  INVESCO Mid-Cap Growth Fund - Class B                             200,000,000
  INVESCO Mid-Cap Growth Fund - Class C                             200,000,000
  INVESCO Mid-Cap Growth Fund - Class K                             200,000,000

         THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is four billion (10,000,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of forty million dollars ($40,000,000.00).

         FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is four billion (4,000,000,000) shares, $.01 par value per share, having an aggregate par value of forty million dollars ($40,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

  INVESCO Advantage Fund - Class A                                  200,000,000
  INVESCO Advantage Fund - Class B                                  200,000,000
  INVESCO Advantage Fund - Class C                                  200,000,000

  INVESCO Advantage Global Health Sciences Fund - Class A           200,000,000
  INVESCO Advantage Global Health Sciences Fund - Class B           200,000,000
  INVESCO Advantage Global Health Sciences Fund - Class C           200,000,000

  INVESCO Advantage Technology/Telecommunications Fund - Class A    200,000,000
  INVESCO Advantage Technology/Telecommunications Fund - Class B    200,000,000
  INVESCO Advantage Technology/Telecommunications Fund - Class C    200,000,000

         FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

         The undersigned, President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on the 28th day of May, 2003.


                                           INVESCO COUNSELOR SERIES FUNDS, INC.


                                              BY: /s/ Raymond R. Cunningham
                                                  ---------------------------
                                             Raymond R. Cunningham, President

ATTEST:


By:   /s/ Glen A. Payne
      ---------------------------
         Glen A. Payne, Secretary